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                                                                    EXHIBIT 99.2

                                    Exhibit 8

                   Consent of Sutherland Asbill & Brennan LLP

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                               [S.A.B. Letterhead]

                                 April 19, 2002

Board of Directors
Transamerica Occidental Life Insurance Company
Transamerica Occidental Life Separate Account VUL-3
570 Carillon Parkway
St. Petersburg, Florida  33716

                  RE: Transamerica Occidental Life Separate Account VUL-3 Transamerica Elite (File No. 333-91851)

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus for the Transamerica Elite contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-91851) of the Transamerica Occidental Life Separate Account VUL-3 filed by Transamerica Occidental Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By: /s/ Mary Jane Wilson-Bilik
                                       ----------------------------
                                       Mary Jane Wilson-Bilik